Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Goodrich Petroleum Corporation 2016 Long-Term Incentive Plan of our report dated March 30, 2016, with respect to the consolidated financial statements of Goodrich Petroleum Corporation and subsidiary included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Houston, Texas

November 8, 2017